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                                                                          (j)(i)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 22, 2000, relating to the financial statements and financial highlights which appear in the December 31, 1999 Annual Report to Shareholders of MainStay VP Series Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
April 10, 2000